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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                               OF CONNECT, INC.,
                            A DELAWARE CORPORATION,
                                      AND
                                 CONNECT, INC.,
                            A CALIFORNIA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated as of ___________________ _____, 1996 (the "Agreement"') is between Connect, Inc., a California corporation ("Connect California"'), and Connect, Inc., a Delaware corporation and a wholly-owned subsidiary of Connect California ("Connect Delaware"). Connect Delaware and Connect California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. Connect Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 76,140,498 shares, $0.001 par value, 40,000,000 of which are designated "Common Stock," and 36,140,498 of which are designated "Preferred Stock." Of such authorized shares of Preferred Stock, 1,120,065 shares are designated "Series C Preferred Stock," 1,460,633 shares are designated "Series D Preferred Stock," 878,572 shares are designated "Series E Preferred Stock," 11,090,614 shares are designated "Series F Preferred Stock," 11,090,614 shares are designated "Series F-a Preferred Stock" and 500,000 shares are designated as "Series G Prefered Stock." As of________________ _____, 1996, 100 shares of Connect Delaware Common Stock were issued and outstanding, all of which are held by Connect California, and no shares of Preferred Stock were issued and outstanding.

     B. Connect California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 102,280,996 shares, 50,000,000 of which are designated "'Common Stock," and 52,280,996 of which are designated "Preferred Stock." Of such authorized shares of Preferred Stock, 2,240,130 shares are designated "Series C Preferred Stock," 2,921,266 shares are designated "Series D Preferred Stock," 1,757,144 shares are designated "Series E Preferred Stock," 22,181,228 shares are designated Series F Preferred Stock, 22,181,228 shares are designated Series F-a Preferred Stock and 1,000,000 shares are designated as "Series G Preferred Stock."

     C. The Board of Directors of Connect California has determined that, for the purpose of effecting the reincorporation of Connect California in the State of Delaware, it is advisable and in the best interests of Connect California and its shareholders that Connect California merge with and into Connect Delaware upon the terms and conditions herein provided.


     D. The respective Boards of Directors of Connect Delaware and Connect California, the shareholders of Connect California and the sole shareholder of Connect Delaware have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.
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     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Connect Delaware and Connect California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.

                                     MERGER

     1.1  Merger.  In accordance with the provisions of this Agreement, the
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Delaware General Corporation Law and the California General Corporation Law,
Connect California shall be merged with and into Connect Delaware (the "Merger"), the separate existence of Connect California shall cease and Connect Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Connect, Inc.

     1.2  Filing and Effectiveness.  The Merger shall become effective when the
          ------------------------
following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3  Effect of the Merger.  Upon the Effective Date of the Merger, the
          --------------------
separate existence of Connect California shall cease and Connect Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and Connect California's Boards of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of Connect
California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Connect California in the same manner as if Connect Delaware had
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itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                      II.

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1  Certificate of Incorporation.  The Certificate of Incorporation of
          ----------------------------
Connect Delaware shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2  Bylaws.  The Bylaws of Connect Delaware as in effect immediately prior
          ------
to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3  Directors and Officers.  The directors and officers of Connect
          ----------------------
Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                      III.

                         MANNER OF CONVERSION OF STOCK

     3.1  Connect California Common Stock.  Upon the Effective Date of the
          -------------------------------
Merger, each two shares of Connect California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

     3.2  Connect California Preferred Stock.  Upon the Effective Date of the
          ----------------------------------
Merger, each two shares of Connect California Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Series F Preferred Stock, Series F-a Preferred Stock and Series G Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-a Preferred Stock and Series G Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certification of Incorporation of the Surviving Corporation, which shares of Preferred Stock shall be convertible into shares of the Surviving Corporation's Common Stock, $.001 par value, on the terms of the Certificate of Incorporation of the Surviving Corporation.

     3.3  Connect California Options, Stock Purchase Rights, Convertible
          --------------------------------------------------------------
Securities and Warrants.  Upon the Effective Date of the Merger, the Surviving
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Corporation shall assume the obligations of Connect California under Connect
California's 1989 Stock Option Plan, 1996 Stock
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Option Plan and all other employee benefit plans of Connect California, including outstanding stock options of Connect California (including options outstanding under Connect California's 1989 Stock Option Plan and 1996 Stock Option Plan). Each outstanding and unexercised option, other right to purchase or security convertible into Connect California Common Stock or Preferred Stock or warrant to purchase Connect California Common Stock or Preferred Stock shall become an option, right to purchase, security convertible into or warrant to purchase the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock, for each two shares of Connect California Common Stock or Preferred Stock, respectively, issuable pursuant to any such option, stock purchase right, convertible security or warrant, on the same terms and conditions and at an aggregate exercise price equal to the exercise price applicable to any such Connect California option, stock purchase right, other convertible security or warrant at the Effective Date of the Merger, with the per share exercise price approximately adjusted to reflect the exchange ratio set forth in this paragraph.

     A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, stock purchase rights, convertible securities and warrants (including Preferred Stock) on the basis of one share of Connect Delaware Common Stock and Preferred Stock for two shares of Connect California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

     3.4  Connect Delaware Common Stock.  Upon the Effective Date of the Merger,
          -----------------------------
each share of Common Stock, $0.001 par value, of Connect Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Connect Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.5  Exchange of Certificates.  After the Effective Date of the Merger,
          ------------------------
each holder of an outstanding certificate representing shares of Connect California Common Stock or Preferred Stock may, at such stockholder's option, surrender the same for cancellation to the transfer agent and registrar for the Common Stock of the Surviving Corporation, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Connect California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation's capital stock into which such shares of Connect California capital stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.
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     Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Connect California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of Connect Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Connect Delaware that such tax has been paid or is not payable.

     3.6  Fractional Shares.  Notwithstanding any other term or provision
          -----------------
hereof, no fractional shares of Surviving Corporation's Common Stock and Preferred Stock shall be issued, but in lieu thereof each holder of Connect California Common Stock or Preferred Stock who would otherwise be entitled to receive a fraction of a share of Surviving Corporation's Common Stock and Preferred Stock shall receive from Surviving Corporation an amount of cash equal to the per share market value of Surviving Corporation's Common Stock and Preferred Stock (deemed to be $12) multiplied by the fraction of a share of Surviving Corporation's Common Stock and Preferred Stock to which such holder would otherwise be entitled.

                                      IV.

                                    GENERAL

     4.1  Covenants of Connect Delaware.  Connect Delaware covenants and agrees
          -----------------------------
that it will, on or before the Effective Date of the Merger:

          (a) File any and all documents with the California Franchise Tax Board necessary for the assumption by Connect Delaware of all of the franchise tax liabilities of Connect California; and

          (b) Take such other actions as may be required by the California General Corporation Law.

     4.2  Further Assurances.  From time to time, as and when required by
          ------------------
Connect Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Connect California such deeds and other instruments, and there shall be taken or caused to be taken by Connect Delaware and Connect California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Connect Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Connect California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Connect Delaware are
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fully authorized in the name and on behalf of Connect California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3  Abandonment.  At any time before the Effective Date of the Merger,
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this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Connect California or Connect Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Connect California or by the sole shareholder of Connect Delaware, or by both.

     4.4  Amendment.  The Boards of Directors of the Constituent Corporations
          ---------
may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

     4.5  Registered Office.  The registered office of the Surviving Corporation
          -----------------
in the State of Delaware is located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, Delaware 19801, County of New Castle, and The Prentice-Hall Corporation System is the registered agent of the Surviving Corporation at such address.

     4.6  FIRPTA Notification.
          -------------------

          (a) On or before the Effective Date of the Merger, Connect California shall deliver to Connect Delaware, as agent for the shareholders of Connect California, a properly executed statement in such form as reasonably requested by counsel for Connect California and conforming to the requirements of Treasury Regulation Section 1.897-2(h)(1)(i) (the "Statement"). Connect Delaware shall, upon request, provide a copy thereof to any person that was a shareholder of Connect California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Connect California, as provided in Recital D hereof, (i) such shareholders shall be considered to have requested that the Statement be delivered to Connect Delaware as their agent and (ii) Connect Delaware shall be considered to have received a copy of the Statement at the request of the Connect California shareholders for purposes of satisfying Connect Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

          (b) Connect California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     4.7  Expenses.  Each party to the transactions contemplated by this
          --------
Agreement (including, without limitation, Connect California, Connect Delaware and their respective shareholders) shall pay its own expenses, if any, incurred in connection with such transactions.

     4.8  Tax Opinion a Condition Precedent.  The Merger shall not be
          ---------------------------------
consummated unless, on or prior to the Effective Date of the Merger, Connect California receives from Venture Law Group, A Professional Corporation ("VLG"), a written opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Such opinion shall be contingent on receipt by VLG of (a) certain representations from Connect California and Connect Delaware requested by VLG and (b) delivery by Connect California's shareholders as shall be designated by VLG of "Shareholder Continuity of Interest Certificates" in such form as requested by VLG.

     4.9  Agreement.  Executed copies of this Agreement will be on file at the
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principal place of business of the Surviving Corporation at 515 Ellis Street,
Mountain View, California 94043 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     4.10  Governing Law.  This Agreement shall in all respects be construed,
           -------------
interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.11  Counterparts.  In order to facilitate the filing and recording of
           ------------
this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Connect Delaware and Connect California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                    CONNECT, INC., a Delaware corporation

                                    By:_____________________________

                                    Name:___________________________

                                    Title:____________________________

ATTEST:


__________________________
Joseph G. Girata,  Secretary


                                    CONNECT, INC., a California corporation


                                    By:______________________________

                                    Name:___________________________

                                    Title:____________________________

ATTEST:


__________________________
Joseph G. Girata,  Secretary

                                 CONNECT, INC.
                            (California Corporation)

                             OFFICERS' CERTIFICATE


     Thomas P. Kehler and Joseph G. Girata certify that:

     1. They are the President and Chief Executive Officer and the Secretary, respectively, of Connect, Inc., a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock." Five series of Preferred Stock have been authorized, designated "Series C Preferred," "Series D Preferred," "Series E Preferred Stock," "Series F Preferred Stock," "Series F-a Preferred Stock" and "Series G Preferred Stock."

     3. There were _____________ shares of Common Stock, 2,236,160 shares of Series C Preferred Stock, 2,921,266 shares of Series D Preferred Stock, 1,607,144 shares of Series E Preferred Stock, 22,181,228 shares of Series F Preferred Stock, no shares of Series F-a Preferred Stock and __________ shares of Series G Preferred Stock, outstanding as of the record date (the "Record Date") of the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being (i) a majority of the outstanding shares of Common Stock, (ii) a majority of the outstanding shares of Common Stock and Preferred Stock, (iii) a majority of the outstanding shares of Preferred Stock, (iv) a majority of the outstanding shares of Preferred Stock (excluding the Series E Preferred Stock, Series F and Series G Preferred Stock),
(v) a majority of the outstanding shares of Series E Preferred Stock voting as a separate class and (vi) eighty percent (80%) of the outstanding shares of Series F and Series G Preferred Stock, voting together as a separate class.

     Thomas P. Kehler and Joseph G. Girata further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in Mountain View, California on ___________________________ ,
1996.



- -------------------------------
Thomas P. Kehler, President and
Chief Executive Officer


- -------------------------------
Joseph G. Girata, Secretary

                                 CONNECT, INC.
                            (Surviving Corporation)

                             OFFICERS' CERTIFICATE

     Thomas P. Kehler and Joseph G. Girata certify that:

     1. They are the President and Chief Executive Officer and the Secretary, respectively, of Connect, Inc., a corporation organized under the laws of the State of Delaware.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock."

     3. There are 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

     Thomas P. Kehler and Joseph G. Girata further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in Mountain View, California on ________________________, 1996.



- -------------------------------
Thomas P. Kehler, President and
Chief Executive Officer



- -------------------------------
Joseph G. Girata, Secretary